INTERNATIONAL MONEY EXPRESS, INC.
A&R 2020 OMNIBUS EQUITY COMPENSATION PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated _______________, 20____ (the “Date of Grant”), between International Money Express, Inc., a Delaware corporation (the “Company”), and Robert Lisy (the “Grantee”), is made pursuant and subject to the provisions of the Company’s Amended and Restated 2020 Omnibus Equity Compensation Plan (the “Plan”), a copy of which has been made available to the Grantee. All terms used but not defined herein shall have the meaning set forth in the Plan.

1.         Award. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants the Grantee [______] shares of Stock, subject to the restrictions and conditions set forth in this Agreement. References in this Agreement to “Restricted Shares” shall mean the shares of Stock granted hereby and any cash, securities, rights or property distributed in respect thereof or issued in exchange therefor (which shall be subject to the same restrictions and provisions as such Restricted Shares). The services to be provided by the Grantee are the consideration for the Restricted Shares.

2.    Acceptance of the Award. By signing below, the Grantee accepts the Restricted Shares and agrees to be bound by the terms and conditions hereof and the Plan. The Grantee acknowledges and agrees that the grant of the Restricted Shares in this Agreement satisfies the obligations of the Company and its Affiliates under Sections 2.03 and 2.05 of the Employment Agreement between the Grantee and Intermex Holdings, Inc., an Affiliate of the Company as in effect on the Date of Grant (the “Employment Agreement”).

3.         Vesting. Until vested, the Restricted Shares and any right or interests therein are not transferable except by will or the laws of descent and distribution. The Restricted Shares shall vest according to the following provisions:

(a)          Normal Vesting. 25% of the Restricted Shares shall vest on February 28, 2027 (the “First Vesting Date”) and thereafter shall vest with respect to an additional 25% on an annual basis through the third anniversary of the First Vesting Date until the RSUs are 100% vested, subject to Sections 3(b), 3(c), and 3(d) hereof. If any Restricted Shares in respect of a partial share of Stock would vest on any date, the total number of Restricted Shares vesting on such date shall be rounded down to the nearest whole share of Stock, calculated on a cumulative basis.

(b)    Vesting upon Death or Disability. If the Grantee ceases to be employed by or provide services to the Company or any of its subsidiaries due to death or Disability (as defined in the Employment Agreement), the unvested portion of the Restricted Shares shall become immediately vested upon the Grantee’s termination or employment or service.

(c)    Retirement. If the Grantee ceases to be employed by or provide services to the Company or any of its Affiliates because the Grantee resigns for Retirement (as defined in the Employment Agreement), then the Restricted Shares shall continue to vest in accordance with Section 3(a) or 3(b), as applicable, as though the Grantee continues to provide services to the Company or any of its Affiliates, subject to Section 4 hereof.

(d)    Change of Control Termination. Notwithstanding Section 3(a) to the contrary, if a Change of Control occurs, and, at any time prior to the second (2nd) anniversary of the Change of Control, the Company or its Affiliate terminates the Grantee’s employment with or service to the Company, as applicable, without Cause (as such term is defined in the Employment Agreement) or the Grantee resigns for Retirement, the unvested portion of the Restricted Stock shall become immediately vested upon such termination of employment or service.

4.    Forfeiture. No portion of the Restricted Shares underlying this Agreement shall vest after, and any unvested portion of the Restricted Shares shall be forfeited on, the date on which the Grantee ceases to provide any services to the Company or any of its Affiliates (whether as an employee, director, or consultant), unless the Grantee ceases to provide services to the Company or any of its Affiliates due to death, Disability, or Retirement. Notwithstanding anything herein to the contrary and without limiting any party’s rights or obligations, in the event of the Grantee’s Retirement, if the Grantee breaches his obligations under Section 5 of the Employment Agreement at any time following his Retirement, all Restricted Shares shall be forfeited immediately upon such breach.

5.         Delivery of Stock. Delivery of shares of Stock under this Agreement will comply with all applicable laws (including the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity. The Company shall cause the Restricted Stock to either (i) be issued and a stock certificate or certificates representing the Restricted Stock to be registered in the Grantee’s name, or (ii) held in book entry form promptly upon acknowledgement and acceptance of this Agreement. If a stock certificate is issued, it shall be delivered to and held in custody by the Company until the applicable restrictions lapse at the times specified above, or such Restricted Stock is forfeited. If issued, each such certificate will bear the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AND THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE INTERNATIONAL MONEY EXPRESS, INC. 2020 OMNIBUS EQUITY COMPENSATION PLAN AND RESTRICTED STOCK AWARD AGREEMENT, ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND INTERNATIONAL MONEY EXPRESS, INC. A COPY OF THE AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF INTERNATIONAL MONEY EXPRESS, INC.

6.    Rights as Stockholder. The Grantee shall have the right to vote unvested Restricted Shares awarded hereunder. Dividends shall accrue on unvested Restricted Shares awarded hereunder and such dividends will be paid to the Grantee upon the vesting of such Restricted Shares.

7.         Transferability. The shares of Stock subject to this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest in accordance with Section 3. After the Restricted Shares vest in accordance with Section 3, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Securities Act with respect to such shares unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.

8.         Change in Capital Structure. In accordance with Section 5(d) of the Plan, the terms of this Agreement, including the number of shares of Stock in respect of the Restricted Shares, shall be adjusted as the Administrator determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

9.         Tax Liability and Withholding.

(a)    The Grantee understands that when the Restricted Shares are vested, the Grantee will be obligated to recognize income, for Federal, state and local income tax purposes, as applicable, in an amount equal to the Fair Market Value of the Restricted Shares that vest as of such date, and the Grantee is responsible for all tax obligations that arise in connection with the Restricted Shares. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Shares, the delivery of Stock underlying the Restricted Shares, or the subsequent sale of any shares of Stock underlying the Restricted Shares; and (ii) does not commit to structure the Restricted Shares or the delivery of Stock underlying the Restricted Shares to reduce or eliminate the Grantee’s liability for Tax-Related Items.

(b)    Notwithstanding anything in the Plan or this Agreement to the contrary, unless the Grantee has delivered an amount necessary to satisfy the Tax-Related Items as of the vesting date for the Restricted Shares, the Grantee agrees to the following methods of satisfying the Tax-Related Items on behalf of the Grantee in connection with the vesting of the Restricted Shares, in the discretion of the Company: (i) through the automatic withholding of a sufficient number of other shares of Stock that would otherwise be delivered to Grantee on such date, if any, applying procedures approved by the Administrator, such withheld shares having an aggregate Fair Market Value on the date of vesting of such Restricted Shares that shall not exceed the minimum amount of the Tax-Related Items, rounded up for any partial share of Stock that would be withheld to satisfy such obligation (or such other amount as the Administrator determines will not result in additional compensation expense for financial accounting purposes under applicable financial accounting principles); (ii) through the deduction from any other payment otherwise due to the Grantee at the time of vesting; or (iii) a combination of any or all of the foregoing.

(c)    Unless otherwise determined by the Administrator, the Grantee may satisfy the tax withholding obligation by delivery of cash, or by delivering shares of Stock owned by the Grantee (having in any case, an aggregate Fair Market Value on the date of vesting equal to the amount of the Tax-Related Items).

10.        Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

11.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an employee, consultant or director of the Company or any of its subsidiaries. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s employment at any time, with or without Cause.

12.    Compliance with Law. The grant of the Restricted Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Stock may be listed.

13.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Administrator for review. The resolution of such dispute by the Administrator shall be final and binding on the Grantee and the Company.

15.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

16.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Shares in this Agreement does not create any contractual right or other right to receive any Grants in the future. Future Grants, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s service to the Company.

18.    Amendment. The Administrator has the right to amend, alter, suspend, discontinue or cancel the Restricted Shares, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

19.    No Impact on Other Benefits. The value of the Grantee’s Restricted Shares is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

20.    Section 409A. The parties recognize that although the Restricted Shares are not intended to be subject to Section 409A of the Code (“Section 409A”), certain provisions of this Agreement may be affected by Section 409A and agree to negotiate in good faith to amend this Agreement with respect to any changes that the Board reasonably determines are necessary or advisable to cause the Restricted Shares to comply with or otherwise be exempt from Section 409A. Any ambiguities in this Agreement shall be interpreted in a manner intended to comply with, or to cause the Restricted Shares to be exempt from, Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A. If the Restricted Shares constitute nonqualified deferred compensation within the meaning of Section 409A, references in this Agreement to a termination of employment or cessation of service or the like shall mean a “separation from service” under Section 409A.

21.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22.        Grantee Bound by Plan. The Grantee hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions thereof. The terms and conditions of the Plan are incorporated into this Agreement by reference.

23.        Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to conflict of law principles.

24.     Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Shares subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon grant or vesting of the Restricted Shares and that the Grantee should consult a tax advisor prior to such vesting.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

INTERNATIONAL MONEY EXPRESS, INC.

By:
Name:
Title:
I hereby accept this grant and I agree to be bound by the terms of the Plan and this grant. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

ACCEPTED AND AGREED TO:

By:
    Robert W. Lisy

Date